EXHIBIT 23.1

                    [Letterhead of Rotenberg & Company, LLP]


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



To the Board of Directors
   and Stockholders
HQ Sustainable Maritime Industries, Inc.
(Formerly, Jade Profit Investment Limited)
New York, New York




         We consent to the use of this annual report on Form 10-KSB of HQ Sustainable Maritime Industries, Inc of our report dated July 28, 2004, of HQ
Sustainable Maritime Industries, Inc for the Four Months ended April 30, 2004 and 2003.



/s/ Rotenberg & Company, LLP



Rotenberg & Co., LLP
Rochester, New York
  July 29, 2004